UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

BITZIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51688	16-1734022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

548 Market Street, Suite 18224 San Francisco, CA 94104
(Address of principal executive offices) (zip code)

(213) 400-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective of April 4, 2012, Steven D. Moulton resigned as our Corporate Secretary.  Mr. Moulton will remain as a member of our Board of Directors.

Effective on April 4, 2012, David Lewis was appointed as our Corporate Secretary, to serve until his successor is elected.

David Lewis, age 49, is a Canadian lawyer with broad experience advising software and technology companies.  He has previously held in-house and general counsel positions with a number of public and private technology companies in Canada and the United States.  From 2005 to 2009 David was Vice president and General Counsel of Certicom Corp., a developer and marketer of software encryption technology.  In 2009, Certicom was acquired by Research In Motion Limited, where David continued as Commercial Counsel, Certicom with responsibilities for the continuing Certicom business.

Mr. Lewis serves as our corporate legal counsel.  There are no family relationships between Mr. Lewis and any of our other officers or directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitzio, Inc.

Dated: April 6, 2012		/s/ William Schonbrun
	By:	William Schonbrun
	Its:	President and Chief Executive Officer

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